UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2022

AUGMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56036	83-3299164
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Sutter Street, Suite 1300, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 669-4885

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AUGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 18, 2022, Augmedix Bangladesh Ltd., a company incorporated in Bangladesh under the provisions of the Companies Act, 1994 (the “Tenant”), an indirect wholly-owned subsidiary of Augmedix, Inc., a Delaware corporation (the “Company”), entered into a deed of quadripartite agreement (the “Lease”) with Amin Mohammad Foundation Ltd., Amin Mohammad Property Management Services Ltd. (the “Building Management Company”) and the landlords set forth in the Lease (collectively, the “Landlord”) for floors 5-13 within the property located at Green Landmark Tower, 129, Kalabagan, Mirpur Road, Dhaka-1205, Bangladesh (the “Premises”). The Premises comprises approximately 50,938 rentable square feet.

The Lease term commences on July 1, 2022 (“Commencement Date”) and ends on June 30, 2032, unless terminated as provided in the Lease (the “Term”). Under the Lease, the Building Management Company and Landlord shall deliver floors 10 through 13 of the Premises on the Commencement Date, and floors 9 through 5 in descending order every six (6) months thereafter until the Tenant has taken possession of the entire Premises. The Lease provides for an option to extend the Term on such terms and conditions as mutually agreed between the parties.

The initial monthly rental rate for floors 10 through 13 is 2,033,820.00 Bangladeshi Taka (“BDT”) and will increase five (5) percent each year during the Term. The initial monthly rental rate for each of floors 9 through 5 is 510,120.00 BDT, which will increase five (5) percent each year following the delivery of possession of such floor during the Term. The Tenant is also required to pay certain monthly service charges for maintenance of the Premises and common areas as set forth in a separate agreement.

The Lease is furnished as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Deed of Quadripartite Agreement by and among, Augmedix Bangladesh Ltd., Amin Mohammad Foundation Ltd. and Amin Mohammad Property Management Services Ltd. and the landlords set forth therein.

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUGMEDIX, INC.

Dated: April 21, 2022	By:	/s/ Paul Ginocchio
Paul Ginocchio
Chief Financial Officer

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